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                                                                   EXHIBIT 10.10



To:      Cycad Financial Holdings Limited
         85 Kerry Road
         Parkview 2193
         PO Box 72425
         Parkview 2122
         Republic of South Africa

Attn:    Leonard Fine


                                                                 1 October, 1999

Dear Sirs,

FOCUSED MEDIA LIMITED (THE "COMPANY")

Further to the proposed subscription by Cycad Financial Holdings Limited ("Cycad") of shares in the Company under a subscription and shareholders agreement (the "Agreement"), dated 30 September 1999 between CNBC Sports International Limited ("CNBC Sports"), the Company, Beverly Hills Ltd., Inc. ("Beverly Hills"), Cycad and Luna Trading Limited ("Luna Trading"):

(a) the matters set out in paragraphs 1 to 3 below are confirmed by CNBC Sports, Beverly Hills and Luna Trading; and

(b) the matters set out in paragraphs 4 to 7 are agreed as amendments to the Agreement by all the parties thereto.

CONFIRMATIONS

1. We, CNBC Sports and Beverly Hills as shareholders of the Company, and Luna Trading as holder of an option to purchase shares in the Company, confirm as follows:


     (i) the Company is a properly constituted company, incorporated as a private limited company in the Republic of Ireland on 30 June 1998 with registered number 289308;

     (ii) (subject to paragraph 2 below) the current authorised share capital of the Company is L.1,000,000 of which 151,691 shares of L.1 each are in issue;

     (iii)    the GlobalGolf.com domain name is owned by Global Golf Limited;

     (iv)     Global Golf Limited is a wholly owned subsidiary of the Company;

     (v) the Company will have no outstanding loan accounts at the time of Completion (as defined in paragraph 3 below); and

     (vi) as far as we are aware, the financial statements of the Company (including year to date results for 1998 and 1999) presented to Cycad for due diligence purposes on 30 September 1999 accurately reflect the financial position of the Company at that date. Any financial liabilities (including tax liability and operational expenditure) existing at and/or arising after this date but prior to Completion (as defined in paragraph 3 below) will be the sole responsibility of Beverly Hills.




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SHAREHOLDINGS

2. It is the intention that, at the time of completion of the transaction described in paragraph 3 below, 242,706 shares shall be in issue. This will be a consequence of Luna Trading exercising its outstanding option for 30% of the shares in the Company and the subsequent issue to CNBC Sports of additional shares to maintain its 20% shareholding. The respective shareholdings will therefore be as follows:

      CNBC Sports             48,541 shares (20%)
      Beverly Hills          121,353 shares (50%)
      Luna Trading            72,812 shares (30%)

3. Further subject to completion occurring on the First Completion Date (as defined in the Agreement and as amended below) ("Completion"):

      (i) the board of directors of the Company will be constituted in the following manner:

            CNBC Sports - one director
            Beverly Hills - three directors
            Luna Trading Limited - two directors
            Cycad - one director

            Representative from one of the six tours of the world of golf - one non executive director; and

      (ii) the relevant shareholdings (and percentage shareholdings) in the Company shall be:

            CNBC Sports             48,541 shares (18%)
            Beverly Hills          121,353 shares (45%)
            Luna Trading            72,812 shares (27%)
            Cycad                   26,967 shares (10%)

AMENDMENTS TO THE AGREEMENT

4.    Definitions (Clause 1)

      The definition for "First Completion Date" shall be replaced to read as follows:

      ""First Completion Date" means 1 November 1999 or, if the approval of the South African Reserve Bank referred to in Clause 3 has not been obtained by 1 November 1999 and if this Agreement has not lapsed by virtue of Clause 3, the date on which such approval is obtained."

5.    Condition Precedent (Clause 3)

      The following sentence shall be added to the end of Clause 3:

      "In the event that the First Subscription Price has not been unconditionally released from such trust account and paid to the Company by Cycad in full by 30 November 1999 this Agreement shall automatically lapse and none of the parties shall have any rights or obligations, or any liability whatsoever to any of the other parties, under or arising out of this Agreement."
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                  6. Governing Law (Clause 13)

                     Clause 13.1 shall be amended to read as follows:

                     "This Agreement shall be governed by and construed in all respects in accordance with English law."

                     The following shall be inserted as new clauses 13.2, 13.3 and 13.4.

                     "13.2 Any dispute or difference of any kind arising between any of the parties in connection with the Agreement shall be referred to arbitration in London before a single arbitrator.

                     13.3 If the parties are unable to agree to the appointment of such arbitrator within 30 days of one party serving notice on the other calling for the appointment of an arbitrator then such arbitrator shall:

                            (i)  in the event of a financial dispute, be
                                 appointed on the application of any party to the independent accountancy firm of Deloitte & Touche; and

                            (ii) in the event of a legal dispute, be appointed
                                 on the application of any party to the
                                 President for the time being of the Law Society of England and Wales.

                     13.4 The decision and award of the arbitrator shall be final and binding on the parties."

                  7. Insolvency

                     The following shall be inserted into the Agreement as new Clause 11.3:

                     "11.3 The insolvency of a Shareholder shall automatically give rise to an offer for sale for all of that Shareholder's Shares. The terms of Clause 6 shall apply to such offer for sale as applicable."

                  Save as expressly stated in this letter, the Agreement remains in full force and effect.


                  Yours faithfully,




                  /s/ [ILLEGIBLE]                /s/ [ILLEGIBLE]
                  -------------------------      -------------------------

                  For and on behalf of           For and on behalf of

                  Beverly Hills Ltd., Inc.       CNBC Sports International
                                                 Limited


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/s/ ILLEGIBLE                                /s/ ILLEGIBLE
---------------------                        ---------------------

For and on behalf of                         For and on behalf of

Luna Trading Limited                         the Company

By acknowledging this letter, we, Cycad Financial Holdings Limited agree to the terms of this letter as they amend the Agreement.


---------------------

For and on behalf of

Cycad Financial Holdings Limited